EXHIBIT 11.1



                  NETWORK EQUIPMENT TECHNOLOGIES, INC.
       Computation of Primary and Fully Diluted Earnings Per Share
          (in thousands, except per share amounts - unaudited)


                                                                         Three Months Ended
                                                                       June 30,     June 25,
                                                                         1996         1995
                                                                       --------     --------

Primary
     Earnings:
          Net income                                                   $  4,478     $  6,422
                                                                       --------     --------
                                                                       --------     --------

     Shares:
          Weighted average number of common shares outstanding           20,880       18,872

          Number of common equivalent shares assuming exercise
            of stock options                                                727        1,111
                                                                       --------     --------
                                                                         21,607       19,983
                                                                       --------     --------
                                                                       --------     --------

     Primary earnings per share                                        $    .21     $    .32
                                                                       --------     --------
                                                                       --------     --------

Fully Diluted
     Earnings:
         Net income                                                    $  4,478     $  6,422
                                                                       --------     --------
                                                                       --------     --------

     Shares:
          Weighted average number of common shares outstanding           20,880       18,872

          Number of common equivalent shares assuming exercise
            of stock options                                                727        1,166

          Number of common equivalent shares assuming conversion
            of convertible securities (1)                                   -            -
                                                                       --------     --------
                                                                         21,607       20,038
                                                                       --------     --------
                                                                       --------     --------

     Fully diluted earnings per share                                  $    .21     $    .32
                                                                       --------     --------
                                                                       --------     --------


(1) The assumed exercise of these common stock equivalents were excluded as they were anti-dilutive.


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